Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Variable Account Funds:

We consent to the use of our reports dated February 14, 2014, with respect to the financial statements and financial highlights of Oppenheimer Main Street Small Cap Fund/VA; Oppenheimer Discovery Mid Cap Growth Fund/VA; Oppenheimer Global Fund/VA; Oppenheimer Capital Appreciation Fund/VA; Oppenheimer Core Bond Fund/VA; Oppenheimer Money Fund/VA; Oppenheimer Equity Income Fund/VA; Oppenheimer Capital Income Fund/VA; Oppenheimer International Growth Fund/VA; and Oppenheimer Main Street Fund/VA (each a separate series of Oppenheimer Variable Account Funds), incorporated by reference herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                                                                               /s/ KPMG LLP

                                                                                               KPMG LLP

Denver, Colorado
April 25, 2014